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                                                                 Exhibit (23)


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our report dated January 31, 1997, included in the 1996 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47712) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company and in the related Prospectus, and in the Registration Statement (Form S-8 No. 333-03395) pertaining to the Individual Profit Sharing Retirement Plan of The Gorman-Rupp Company and in the related Prospectus of our report dated January 31, 1997, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                   /s/ Ernst & Young LLP



Cleveland, Ohio
March 24, 1997



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